Exhibit 99.3
Case 09-35582-bjh11      Doc 535      Filed 05/13/11      Entered 05/13/11 09:32:14      Desc
Main Document      Page 1 of 2
Robert D. Albergotti (TX Bar No. 00969800)
Ian T. Peck (TX Bar No. 24013306)
Autumn D. Highsmith (TX Bar No. 24048806)
HAYNES AND BOONE, LLP
2323 Victory Ave., Ste. 700
Dallas, Texas 75219
Telephone: 214.651.5000
Facsimile: 214.651.5940
Email: robert.albergotti@haynesboone.com
Email: ian.peck@haynesboone.com
Email: autumn.highsmith@haynesboone.com
Attorneys for the Debtors-in-Possession
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	§	Chapter 11
§
GUARANTY FINANCIAL GROUP INC.,	§	CASE NO. 09-35582-bjh
et al.,	§	(Jointly Administered)
§
Debtors.	§
NOTICE OF EFFECTIVE DATE OF THE SECOND AMENDED JOINT PLAN
OF LIQUIDATION FOR GUARANTY FINANCIAL GROUP INC., ET AL.,
UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
     On May 11, 2011, the Court entered its order (the “Confirmation Order”) confirming the Second Amended Joint Plan of Liquidation for Guaranty Financial Group Inc., et al., Under Chapter 11 of the United States Bankruptcy Code (the “Plan”). The conditions precedent to effectiveness of the Plan listed in Article XIV of the Plan have occurred. Accordingly,
     PLEASE TAKE NOTICE that the Effective Date of the Plan is May 13, 2011. For purposes of calculating all filing and other deadlines in the Plan and Confirmation Order determined by reference to the Effective Date, such time periods are deemed to have commenced on May 13, 2011. Certain of these deadlines are set forth below:

NOTICE OF EFFECTIVE DATE OF PLAN	Page 1 of 2

Case 09-35582-bjh11      Doc 535      Filed 05/13/11      Entered 05/13/11 09:32:14      Desc
Main Document      Page 2 of 2

Deadline to file applications or claims for payment of Administrative Claims (other than professional fee claims) (45 days after the Effective Date)[1]	June 27, 2011

Deadline to file applications for Professional Fee Claims (45 days after the Effective Date)[2]	June 27, 2011

Deadline for Liquidation Trustee to file claims objections (365 days after the Effective Date)[3]	May 13, 2012

Dated: May 13, 2011.	HAYNES AND BOONE, LLP
/s/ Ian T. Peck
Robert D. Albergotti (TX Bar No. 00969800)
Ian T. Peck (TX Bar No. 24013306) Autumn D. Highsmith (TX Bar No. 24048806)
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Telephone (214) 651-5000
Facsimile (214) 651-5940
Email: robert.albergotti@haynesboone.com
Email: ian.peck@haynesboone.com
Email: autumn.highsmith@haynesboone.com

Attorneys for the Debtors-in-Possession

CERTIFICATE OF SERVICE
     The undersigned hereby certifies that on May 13, 2011, a true and correct copy of the foregoing document was served (i) upon all parties on the Limited Service List [Docket No. 501] via email (if available as indicated thereon) or United States first class mail, postage pre-paid, and (ii) via email upon the parties that receive electronic notice in these cases pursuant to the Court’s ECF filing system.

/s/ Ian T. Peck
Ian T. Peck

[1]	See Article IIA3a of the Plan for additional information

[2]	See Article IIA3c of the Plan for additional information

[3]	See Article VIIA of the Plan for additional information

NOTICE OF EFFECTIVE DATE OF PLAN	Page 2 of 2